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                                                                    Exhibit 10.9

                             AGREEMENT RELATING TO
                      10% SENIOR SECURED PROMISSORY NOTE

     This AGREEMENT (hereinafter the "Agreement") is effective as of the 25th day of September, 2000 by and among CAPITAL RED OAK PARTNERS, INC., a Texas corporation, ALAN MOORE, an individual d/b/a Red Oak Capital (individually or collectively "Red Oak") and RICH COAST INC., a Nevada corporation (the "Company").

                                   RECITALS

     A. The Company issued to Red Oak a 10% Senior Secured Promissory Note in the original principal amount of $2,000,000 (the "Note") dated May 16, 1997.

     B. On November 3, 1999, the Company and Red Oak entered into a Standstill Agreement pursuant to which the payment terms of the Note were revised.

     C. The Company has requested Red Oak to further modify the payment terms of the Note.

     D. Red Oak has agreed to do so, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. During the nine months beginning August 2000 through and including May 2001, the Company shall pay to Red Oak monthly interest payments at the rate of 10% per annum, compounded monthly on the outstanding principal amount of the
Note in addition to a $5,000 monthly payment which shall be applied solely to the reduction of principal. All such interest and principal payments shall be postmarked no later than the fifteenth day of each month, except the August and September payments shall be postmarked no later than September 30, 2000. In the event the Company breaches these revised payment terms, then for each month the Company is in breach from August 2000 to May 2001, the Company shall issue to Red Oak a warrant to purchase 65,000 shares of Rich Coast Inc. common stock, exercisable at $0.50 per share for ten years.

     2. The outstanding warrant to purchase 900,000 shares of Rich Coast common stock dated January 10, 1996 (the "Original Warrant") issued to Red Oak in connection with the Note is hereby cancelled and replaced with 900,000 restricted shares of Rich Coast Inc. common stock. The certificates representing these shares will be issued 897,750 shares in the name of Red Oak Capital and 2,250 shares in the name of Jerry Trojan. Any certificates representing these restricted shares shall bear the following legend:
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         "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

     3. Beginning in June 2001, the balance of the Note shall be paid off on a revised four year graded payment schedule attached hereto as Exhibit A and all
                                                             ---------
such payments shall be made no later than the tenth day of each month.

     4. The Company shall issue to Red Oak (or its designee) a warrant to purchase 100,000 shares of the Company's common stock exercisable at $0.20 per share for ten years and a separate warrant to purchase 585,000 shares of the Company's common stock exercisable at $0.50 per share for ten years. Both warrants shall be subject to the same terms and agreements relating to the Original Warrant. Should the Company default on the payment terms as set forth in Exhibit A or pursuant to this Agreement, the exercise price of both warrants
   ---------
shall be reduced to par value.

     Nothing contained in this Agreement shall be construed to amend or waive any of Holder's rights or remedies under the Note or any document or instrument relating thereto. Holder expressly reserves all rights and remedies available to it under applicable law, the Note, and any and all documents and instruments relating to the Note.

     Agreed to and accepted this 25th day of September, 2000.

                                   RICH COAST INC.

                                   By: /s/ James Fagan
                                      -----------------------------
                                      James Fagan, President

                                   CAPITAL RED OAK PARTNERS, INC.

                                   By: /s/ Alan Moore
                                      -----------------------------
                                      Alan Moore, President

                                   ALAN MOORE

                                   /s/ Alan Moore
                                   --------------------------------
                                   Alan Moore, Individually


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